UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2011

UNITED COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

United States	0-51800	36-4587081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana  47025
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:   (812) 537-4822

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(b) On January 18, 2011, United Community Bancorp (the “Company”) notified The Nasdaq Stock Market that the Company’s Board of Directors may fail to satisfy Nasdaq Listing Rule 5605(b)(1), which requires a majority of the Board of Directors be comprised of “independent directors” as defined by Nasdaq Listing Rule 5605(a)(2).  The Company is consulting with the Nasdaq Staff on this matter.  Regardless of the results of these consultations, on January 27, 2011, the Board of Directors intends to increase the size of the Board from eight to nine members and to add an additional independent director to the Board.  In addition, the Board may fail to satisfy Nasdaq Listing Rules 5605(e)(1)(B) and 5605(d)(1)(B), which require that the Company’s Nominating and Corporate Governance and Compensation Committees be comprised solely of independent directors, respectively.  Accordingly, on January 18, 2011, the director who was the subject of the Company’s notification to Nasdaq was replaced on those Committees by an existing independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP (Registrant)

Date: January 24, 2011	By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer